EXHIBIT 99.1

ASSOCIATED BANC-CORP
1999 NON-QUALIFIED STOCK OPTION PLAN

Effective July 28, 1999

ASSOCIATED BANC-CORP
1999 NON-QUALIFIED STOCK OPTION PLAN

Article 1. Establishment and Purpose

1.1  Establishment. Associated Banc-Corp, a Wisconsin corporation (the "Company"), hereby establishes a stock option plan for employees and others providing services to the Company, as described herein, which shall be known as the Associated Banc-Corp 1999 Non-Qualified Stock Option Plan (the "Plan"). It is intended that the Options issued pursuant to the Plan will constitute nonstatutory Options.

1.2  Purpose. The purpose of the Plan is to provide a means for the Company to retain competent personnel and to provide to participating directors, officers and other employees long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company's success.

Article II. Definitions

2.1  Definitions. For purposes of this Plan, the following terms shall be defined as follows:

(a)    "Board" means the Board of Directors of the Company.

(b)    "Code" means the In.0ternal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(c)    "Commission" means the Securities and Exchange Commission or any successor agency.

(d)    "Committee" means the Administrative Committee of the Board.

(e)    "Company" means Associated Banc-Corp, a Wisconsin corporation.

(f)    "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to purchase upon exercise of an Option.

(g)    "Employee" means any person, including an officer or director of the Company, who is employed by the Company.

(h)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(i)    "Fair Market Value" means the fair market value of Stock upon which an Option is granted under this Plan, as determined by the Board. If the Stock is traded on an over-the-counter securities market or national securities exchange, "Fair Market Value" shall mean an amount equal to the average of the highest and lowest reported sales prices of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales where reported.

(j)    "IRS" means the Internal Revenue Service, or any successor agency.

(k)    "Option" means the right, granted under this Plan, to purchase Stock of the Company at the Option price for a specified period of time.

(l)    "Optionee" means an Employee holding an Option under the Plan.

(m)    "Permanent Disability" means a finding by the Committee that the Optionee is fully and permanently unable to be gainfully employed because of a physical or mental disability.

(n)    "Qualified Director" means a director who is both (a) a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (b) an "Outside Director" as defined by section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

(o)    "Retirement" means any date on which an Optionee retires under the Company’s Profit Sharing & Retirement Savings Plan provided, however, that the Optionee has attained age 55 as of such date.

(p)    "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(q)    "Stock" means the Common Stock of the Company.

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2.2  Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.

Article III. Eligibility and Participation.

3.1  Eligibility and Participation. All Employees are eligible to participate in this Plan and receive Nonstatutory Options. Optionees in the Plan shall be selected by the Committee from among those Employees who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

Article IV. Administration.

4.1  Administration. The Committee shall be responsible for administering the Plan.

The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.

The members of the Committee may be directors who are eligible to receive Options under this Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee.

The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under this Plan and, by resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of the Plan.

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The Board may remove the Committee as Administrator of the Plan at any time. In the event of such removal, the Board may serve as Administrator or appoint an independent administrative committee to administer the Plan. Vacancies on the Committee, howsoever caused, shall be filled by the Board. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. For purposes of this Plan, a quorum shall consist of two-thirds of the members of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

4.2  Special Provisions for Grants to Officers or Directors. Rule 16b-3 provides that the grant of a stock option to a director or officer of a company subject to the Exchange Act will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied. Unless otherwise specified by the Board, grants of Options hereunder to individuals who are officers or directors of the Company for purposes of Section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.

Article V. Stock Subject to the Plan.

5.1  Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 2,000,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.2. The total number of shares of Stock will be newly-issued shares specifically issued for the Plan. However, the Board may also approve authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

5.2  Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

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Article VI. Duration of the Plan.

6.1     Duration of the Plan. The Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of such period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of such period if all Stock subject to the Plan has been purchased pursuant to the exercise of Options granted under the Plan.

Article VII. Terms of Stock Options.

7.1  Grant of Options. Subject to section 5.1, Options may be granted to Employees from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Committee may take into account the nature of services rendered by such Employee, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant.

7.2  Option Notice; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Committee on the date of grant, each Option shall be evidenced by an Option Notice (the "Option Notice") that includes the nontransferability provisions required by section 10.2 hereof and specifies: the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Committee may impose; and any other terms and conditions as shall be determined by the Committee at the time of grant of the Option.

All Option Notices shall incorporate the provisions of this Plan by reference.

7.3  Option Price. The Option price shall be established by the Committee.

7.4  Term of Options. Each Option shall expire at such time as the Committee shall determine when it is granted, provided, however, that no Option shall be exerciseable later than the tenth anniversary date of its grant.

7.5  Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Optionees.

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7.6  Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Such payment may be made in cash and/or such other consideration as the Committee determines; provided, however, that the Committee cannot permit Optionees to pay for Options with a portion of the Option Stock. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company's transfer agent with regard to the disposition of the balance of the shares covered thereby.

7.7  Vesting. No Stock Options shall be exercisable until vested. The Committee shall have sole discretion to specify the vesting period with respect to any Options granted under this Plan. The Committee shall notify the Participant as to the vesting period for any Option in the Option Notice. In the event that the Committee shall not specify the vesting period for an Option, the Options shall vest 24 months following the date they are granted.

Article VIII. Written Notice, Issuance of Stock Certificates, Stockholder Privilege.

8.1  Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Committee. Full payment for the Options exercised, as provided in section 7.6 above, must accompany the written notice.

8.2  Issuance of Stock Certificate. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

8.3  Privileges of a Stockholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

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Article IX. Termination of Employment or Services.

Except as otherwise expressly specified by the Board, all Options granted under this Plan shall be subject to the following termination provisions.

9.1  Death. If an Optionee's employment terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

9.2  Termination Other Than for Cause or Due to Death. In the event of an Optionee's termination of employment other than by reason of death, Retirement or Permanent Disability, the non-vested portion of any Option and the vested portion of any Option which has not been exercised shall terminate immediately.

A change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan. The Option Notices may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence upon termination of employment.

9.3  Retirement or Permanent Disability. Unless otherwise determined by the Committee, in the event of an Optionee’s termination of employment by reason of Retirement or Permanent Disability, any outstanding, vested Option then held by such Optionee shall remain exercisable, but only to the extent the Option was exercisable as of the date of the Optionee’s termination of employment, until the expiration of the term of such Option. Notwithstanding this section or section 7.7 of this Plan, the Committee shall have the authority to, upon a Participant's Retirement or Permanent Disability, extend the vesting of the Participant's Options as if the Participant were still employed. The Committee must indicate in writing when a Participant's vesting period is continued pursuant to this section.

Article X. Rights of Optionees

10.1  Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.

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10.2  Nontransferability. Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

Article XI. Amendment, Modification
and Termination of the Plan

11.1  Amendment, Modification, and Termination of the Plan.
The Board may at any time terminate and from time to time may amend or modify the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

Article XII. Acquisition, Merger and Liquidation

12.1  Acquisition. Notwithstanding anything herein to the contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Board shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees for each Option of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

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Where the Company does not exercise its option under this section 12.1, the remaining provisions of this Article XII shall apply, to the extent applicable.

12.2  Merger or Consolidation. Subject to section 12.1, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

12.3  Other Transactions. Subject to section 12.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an Option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder.

Article XIII. Securities Registration

13.1  Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

Unless the Committee has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel to the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

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Article XIV. Tax Withholding

14.1  Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The maximum amount of Option Stock that a Participant may use toward satisfying tax withholding requirements shall not exceed the minimum funding required for the withholding. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

Article XV. Indemnification

15.1  Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board or Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XVI. Requirements of Law

16.1  Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2  Governing Law. The Plan and all Notices hereunder shall be construed in accordance with and governed by the laws of the state of Wisconsin.

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